Exhibit 99.1

Pure Acquisition Corp.
421 W. 3rd Street, Suite 100
Fort Worth, Texas 76102

PRELIMINARY PROXY CARD – SUBJECT TO COMPLETION

FOR THE SPECIAL MEETING OF STOCKHOLDERS OF

PURE ACQUISITION CORP.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

P R O X Y

The undersigned hereby appoints Jack Hightower and Steven W. Tholen (the “Proxies”), and each of them independently, with full power of substitution, as proxies to vote all of the shares of Class A Common Stock or Class B Common Stock of Pure Acquisition Corp. (“Pure”) that the undersigned is entitled to vote (the “Shares”) at the special meeting of stockholders of Pure to be held on Tuesday, August 18, 2020, at 10:00 a.m. Eastern Time at 421 W. 3rd Street, Suite 1000, Fort Worth, Texas 76102, and at any adjournments and/or postponements thereof. Such Shares shall be voted as indicated with respect to the Proposals listed on the reverse side hereof and, unless such authority is withheld on the reverse side hereof, in the Proxies’ discretion on such other matters as may properly come before the special meeting or any adjournment or postponement thereof.

The undersigned acknowledges receipt of the enclosed proxy statement/prospectus and revokes all prior proxies for said meeting.

THE SHARES REPRESENTED BY THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). IF NO SPECIFIC DIRECTION IS GIVEN AS TO THE PROPOSALS ON THE REVERSE SIDE, THIS PROXY WILL BE VOTED “FOR” PROPOSAL NOS. 1 and 2. PLEASE MARK, SIGN, DATE, AND RETURN THE PROXY CARD PROMPTLY.

Hosting page for the Proxy Card and Statement:  https://www.cstproxy.com/pureacquisitioncorp/2020

Proxy Statement link for brokers:  https://www.cstproxy.com/pureacquisitioncorp/2020/proxy

(Continued and to be marked, dated and signed on the reverse side)

Please mark vote as indicated in this example ☒	PURE ACQUISITION CORP. — THE PURE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL NOS. 1 and 2.

(1)   The Business Combination Proposal – To consider and vote upon a proposal to approve and adopt the Business Combination Agreement and the transactions contemplated thereby (the “business combination” and such proposal, the “Business Combination Proposal”).

	FOR ☐	AGAINST ☐	ABSTAIN ☐

(4)   The Adjournment Proposal – To consider and vote upon a proposal to approve the adjournment of the special meeting to a later date or dates, if necessary or appropriate, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of the Business Combination Proposal (the “Adjournment Proposal” and, together with the Business Combination Proposal, the “Proposals”).

	FOR ☐	AGAINST ☐	ABSTAIN ☐

Dated:

Signature

(Signature if held Jointly)

When Shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the president or another authorized officer. If a partnership, please sign in partnership name by an authorized person.

The Shares represented by the proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder(s). If no direction is made, this proxy will be voted FOR each of Proposal Nos. 1 and 2. If any other matters properly come before the meeting, unless such authority is withheld on this proxy card, the Proxies will vote on such matters in their discretion.